PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of July 22, 2002 by MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a Nevada corporation (the "Pledgor"), in favor of the Holders (as set forth in Exhibit A hereto) of the Notes (as defined herein) (collectively, the "Secured Party").

W I T N E S S E T H :

WHEREAS, the Secured Party has made certain loans to the Pledgor in the aggregate principal sum of approximately $7,456,407 (the "Loans"), which loans are evidenced by the promissory notes described on Schedule I attached hereto and made a part hereof (each as amended, modified, renewed, extended or replaced from time to time, a "Note" and collectively, the "Notes"); and

WHEREAS, SDS Merchant Fund, L.P., a Delaware limited partnership ("SDS") and the Pledgor have entered into a letter agreement of even date herewith (the "Letter Agreement"), pursuant to which SDS has agreed to fund the Pledgor's operations and obligations for the month of August 2002, up to a maximum amount of $380,000, on the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition to the Loans made on or about the date hereof, and as a condition to the Letter Agreement, the Pledgor has agreed to enter into this Agreement providing for the pledge of the securities of MASUBI LLC, a Delaware limited liability company (the "Subsidiary") described on Schedule II attached hereto and made a part hereof and certain other Collateral (as defined below), to secure, among other things, the prompt payment of all obligations of the Pledgor to the Secured Party under the Notes and the Letter Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound hereby, the undersigned, agree as follows:

1. PLEDGE OF COLLATERAL.

(a) As collateral security for the payment and performance of all indebtedness, obligations and liabilities of every kind and nature (whether primary or secondary, direct or indirect, absolute or contingent, sole, joint, or several, secured or unsecured, similar or dissimilar, or related or unrelated), heretofore, now, or hereafter contracted or acquired, of the Pledgor and/or the Subsidiary to the Secured Party, relating to the Notes, the Letter Agreement or otherwise (collectively, the "Secured Obligations"), the Pledgor hereby pledges and collaterally assigns to the Secured Party, and grants to the Secured Party pursuant to the Delaware Uniform Commercial Code (the "UCC") a first priority security interest in all of the following property, in each case whether now or hereafter existing and whether now owned or hereafter acquired, created or arising:

(i) all membership or other equity interests and related interests in the Subsidiary, including, without limitation, all economic benefits, management rights, rights to receive distributions, profits and liquidation proceeds and any and all other rights (but none of the obligations) under or arising out of the Subsidiary's Operating Agreement, any other agreement or law, all certificates representing such membership or other equity interests and related interests, and any options, warrants or other rights, in or to the foregoing or the Subsidiary as a member (all of the foregoing being referred to herein collectively as the "Pledged Stock");

(ii) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock;

(iii) all other property hereafter delivered to the Secured Party in substitution for or in addition to any of the foregoing, or into which any of the foregoing may be converted, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock; and

(iv) all proceeds (as defined in the UCC) of any of the foregoing.

All such Pledged Stock, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, together with all proceeds (as defined in the UCC) of any of the foregoing, are herein collectively referred to as the "Collateral." All of the Pledged Stock is currently owned by the Pledgor and represented by the certificates listed on Schedule II hereto.

(a) The Pledgor agrees to: (I) execute and deliver an Escrow Agreement on the date hereof, in the form attached as Exhibit B hereto, appointing SDS Merchant Fund, L.P., a Delaware limited partnership, as escrow agent (the "Escrow Agent") for the Pledged Stock; (ii) deliver to the Escrow Agent in accordance with the Escrow Agreement certificates representing the Pledged Stock, together with stock transfer Power of Attorney forms with respect to the Pledged Stock duly executed by the Pledgor in blank; and (iii) deliver all the Collateral to the Secured Party at such location as the Secured Party shall from time to time designate by written notice pursuant to Section 19 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Secured Party.

(b) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Secured Party in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Secured Party by the Pledgor immediately upon demand therefor, with interest thereon until paid in full at the highest rate provided for in the Notes.

2. STATUS OF PLEDGED STOCK. Pledgor hereby represents and warrants to the Secured Party that (a) all of the shares of the Pledged Stock are validly issued and outstanding, fully paid and nonassessable and constitute 100% of the issued and outstanding shares of capital stock of the Subsidiary owned by the Pledgor; (b) Pledgor is the registered record and beneficial owner of the Pledged Stock, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the pledge hereunder and under the Transaction Documents and applicable restrictions pursuant to federal and state securities laws); (c) it has full power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer its Pledged Stock in the manner and form hereof; (d) the pledge, assignment and delivery of the Pledged Stock to the Secured Party pursuant to this Agreement creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Stock, securing the payment of the Secured Obligations, assuming continuous and uninterrupted possession thereof by the Secured Party; (e) the pledge, assignment and delivery of the Pledged Stock to the Secured Party pursuant to this Agreement does and will not contravene or conflict with any contractual agreement, law or regulation binding upon the Pledgor; and (f) this Pledge Agreement is legal, valid, binding and enforceable against the Pledgor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. None of the Pledged Stock (nor any interest therein or thereto) shall be sold, transferred or assigned without the Secured Party's prior written consent, which may be withheld for any reason. Pledgor covenants with the Secured Party that it shall at all times cause its Pledged Stock to be represented by the certificates now and hereafter delivered to the Secured Party in accordance with Section 1 hereof. Pledgor hereby agrees not to enter into any agreement requiring that any voting rights associated with the Pledged Stock be exercised in any particular manner, except any such agreement with the Secured Party, nor grant any interest in or permit to exist any Lien, charge, encumbrance or restriction with respect to the Pledged Stock (other than applicable restrictions pursuant to federal and state securities laws).

3. PRESERVATION AND PROTECTION OF COLLATERAL.

(a) Secured Party shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

(b) Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with generally accepted accounting principals applied on a consistent basis. Upon the failure of Pledgor to so pay or contest such taxes, charges, Liens or assessments, the Secured Party at its option may pay or contest any of them (the Secured Party having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

4. DEFAULT. Should any Event of Default set forth in the Notes occur and be continuing, the Secured Party is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Secured Party may elect; and any such sale may be made either at public or private sale at the Secured Party's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Secured Party may reasonably deem fair; and the Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law; provided, however, that the Secured Party shall give to Pledgor five days' notice prior to any sale permitted under this Agreement, and Pledgor agrees that such notice shall constitute commercially reasonable notice. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Secured Party. Pledgor recognizes that the Secured Party may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Secured Party may be compelled (I) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any person or group. Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Secured Party has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify them, even if such issuer would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Pledgor hereby acknowledges that a ready market may not exist for the Pledged Stock if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Stock may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Secured Party may exercise such other rights and remedies as may be available under the Notes, at law (including without limitation the UCC) or in equity.

5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall be applied to the payment of expenses incurred or paid by the Secured Party in connection with any sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as the Secured Party may determine and as permitted by applicable law and regulation. The Secured Party shall, upon satisfaction in full of all such Secured Obligations, pay or cause to be paid any balance to Pledgor.

6. PRESENTMENTS, ETC. The Secured Party shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of non-performance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

7. ATTORNEY-IN-FACT. Pledgor hereby appoints the Secured Party as the Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Secured Party shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

8. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Party, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Notes or any other agreement or instrument relating to any of the Secured Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement or instrument relating to any of the Secured Obligations;

(c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

(d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Agreement.

9. WAIVER BY PLEDGOR. Pledgor waives (to the extent permitted by applicable law) any right to require Secured Party or any other obligee of the Secured Obligations to (a) proceed against the Subsidiary or any other person or entity, (b) proceed against or exhaust any Collateral, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of the Subsidiary or any other person or entity, or by reason of the cessation from any cause whatsoever of the liability of the Subsidiary or any other person or entity. Pledgor shall not have the right of subrogation, and Pledgor waives any right to enforce any remedy which the Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other person or entity and waives (to the extent permitted by applicable law) any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Secured Party. Pledgor authorizes the Secured Party and any other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Notes from time to time to: (I) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and apply such Collateral or other security and direct the order or manner of sale thereof as the Secured Party or obligee in its discretion may determine. The Secured Party may at any time deliver or cause to be delivered (without representation, recourse or warranty) the Collateral or any part thereof to Pledgor and the receipt thereof by Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Secured Party shall thereafter be discharged from any liability or responsibility therefor.

10. DIVIDENDS AND VOTING RIGHTS.

(a) All dividends and other distributions with respect to any of the Pledged Stock shall be subject to the pledge hereunder. All dividends shall be promptly delivered to the Escrow Agent (together, if the Secured Party shall request, with stock powers or instruments of assignment duly executed in blank affixed to any capital stock or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder, subject to the terms and conditions of the Escrow Agreement, or, at the option of the Secured Party, to be applied to the Secured Obligations hereby secured as they become due.

(b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of Pledgor shall not be changed and Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

(c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Secured Party, all rights of Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Secured Party may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Secured Party or its nominee or agent and exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end Pledgor hereby appoints the Secured Party as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Stock hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement, and Pledgor hereby agrees to provide such further proxies as the Secured Party may request; provided, however, that the Secured Party in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

11. POWER OF SALE. Until the indefeasible payment in full of all Secured Obligations, the power of sale and other rights, powers and remedies granted to the Secured Party hereunder shall continue to exist and may be exercised by the Secured Party at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of Pledgor may have ceased.

12. OTHER RIGHTS. The rights, powers and remedies given to the Secured Party by this Agreement shall be in addition to all rights, powers and remedies given to the Secured Party by virtue of any statute or rule of law. Any forbearance or failure or delay by the Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by the Secured Party by an instrument in writing.

13. FURTHER ASSURANCES. Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Secured Party may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Secured Party its rights, powers and remedies hereunder. The Pledgor authorizes the Secured Party to file financing statements with respect to the Collateral owned by Pledgor without the signature of the Pledgor in such form and in such filing offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement. Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Secured Party, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other person or entity to any of such issuers or obligors. To the extent that the grant of the security interest herein and the enforcement of the terms hereof require the consent, approval or other action of any member of the Subsidiary or compliance with any provisions of the Subsidiary's Operating Agreement or any other constituent document or the consent, approval or other action by parties to any agreement to which the Pledgor and/or the Subsidiary is a party, the Pledgor hereby grants such consent and approval and waives any such noncompliance with the terms of the Subsidiary's Operating Agreement or any other constituent document to the extent permitted under applicable law.

14. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Secured Party as Collateral under this Agreement. All references herein to the Secured Party shall include any successor thereof, and any other obligees from time to time of the Obligations.

15. SEVERABILITY. In case any lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other lien, security interest or other right granted hereby or provision hereof.

16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

17. TERMINATION. This Agreement and all obligations of the Pledgor hereunder shall terminate without delivery of any instrument or performance of any act by any party on the indefeasible payment in full of all Secured Obligations. Upon such termination of this Agreement, the Secured Party shall, at the sole expense of the Pledgor, deliver to Pledgor the certificates evidencing the shares of Pledged Stock (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Stock), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same.

18. INDEMNIFICATION. Pledgor hereby covenants and agrees to pay, indemnify, and hold the Secured Party harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any person or entity resulting from the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which Pledgor has incurred any Secured Obligation (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Pledgor shall have no obligation hereunder with respect to Indemnified Liabilities arising from the willful misconduct or gross negligence of the Secured Party. The agreements in this subsection shall survive repayment of all Secured Obligations and the termination or expiration of this Agreement.

19. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telefacsimile (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone or telefacsimile number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third business day after the day on which mailed, or if sent prepaid by a national overnight courier service, on the first business day after the day on which delivered to such service against receipt therefor, addressed to such party at said address:

If to the Pledgor:

Merlin Software Technologies International, Inc.
4370 Dominion Street, 3rd Floor
Burnaby, British Columbia
Canada V5G 4L7
Facsimile: (604) 320-7277
Attn: Chief Executive Officer

with a copy simultaneously transmitted by like means to:
Virgil Z. Hlus Clark, Wilson 800 - 885 West Georgia Street Vancouver, BC V6C 3H1 Phone: (604) 891-7707 Fax: (604) 687-6314

If to the Secured Party, to all of the addresses set forth under the Secured Party's names on Exhibit A attached hereto and made a part hereof, with a copy simultaneously transmitted by like means to:

Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
U.S.A.
Facsimile: (215) 988-2757
Attn: Stephen T. Burdumy, Esq.

1. GOVERNING LAW; WAIVERS.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED ON EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF DELAWARE.

(d) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

(e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

MERLIN SOFTWARE TECHNOLOGIES

INTERNATIONAL, INC.

By:/s/ signed

Name:

Title:

SDS MERCHANT FUND, L.P., a Delaware limited partnership

By: SDS Capital Partners, L.L.C., its Managing Member

By:/s/ signed

Name:

Title:

NARRAGANSETT I, L.P., a Delaware limited partnership

By:/s/ signed

Name:

Title:

NARRAGANSETT OFFSHORE LTD., a Cayman Island corporation

By: Leo Holdings, L.L.C., its Investment Manager

By:/s/ signed

Name:

Title:

PEQUOT SCOUT FUND, L.P., a Delaware limited partnership

By: Pequot Capital Management, Inc., its Investment Advisor

By:/s/ signed

Name:

Title:

Exhibit A

Holders of the Notes

Narragansett I, L.P. Address:

c/o Narragansett Asset Management LLC

153 East 53rd Street, 26th Floor

New York, NY 10022

Attn: Joseph L. Dowling III, Managing Member Facsimile No.: 212-521-5005

Narragansett Offshore Ltd. Address:

c/o Narragansett Asset Management LLC

153 East 53rd Street, 26th Floor

New York, NY 10022

Attn: Joseph L. Dowling III, Managing Member Facsimile No.: 212-521-5005

Pequot Scout Fund, L.P. Address:

c/o Pequot Capital Management, Inc.

500 Nyala Farm Road

Westport, CT 06880

Attn: Slavko Negulic

Martha McKeon

Facsimile No.: 212-655-0172

SDS Merchant Fund, L.P. Address:

53 Forest Avenue

Second Floor

Old Greenwich, CT 06870

Attn: Steven Derby

Facsimile No.: (203) 637-0328

Exhibit B

Escrow Agreement

Schedule I

Notes

The Amended and Restated Promissory Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on July 22, 2002, in principal amount of US$ 3,656,527.

The Promissory Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on July 22, 2002, in principal amount of US$ 300,000.

The Promissory Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on July 22, 2002, in principal amount of US$ 250,000.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on May 23, 2002, in principal amount of US$ 42,223.73.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to Narragansett I, L.P., on May 23, 2002, in principal amount of US$ 393,336.93.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to Narragansett Offshore Ltd., on May 23, 2002, in principal amount of US$ 494,167.81.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to Pequot Scout Fund, L.P., on May 23, 2002, in principal amount of US$ 816,152.

The Series B-2 Convertible Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on May 23, 2002, in principal amount of US$ 1,500,000.

Schedule II

Pledged Stock

1. Common Stock

Certificate Number 1

Issue Date July 22, 2002

Number of Shares 401,000 shares of Common Stock

2. Warrants

Certificate Number 1

Issue Date July 22, 2002

Number of Shares 100,000 shares of Common Stock (issuable upon exercise of the warrants)